UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2023

Date of Report (Date of earliest event reported)

Yotta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41357	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 301 New York, NY 10036	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	YOTAU	The Nasdaq Stock Market LLC
Common Stock	YOTA	The Nasdaq Stock Market LLC
Warrants	YOTAW	The Nasdaq Stock Market LLC
Rights	YOTAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 20, 2023, Yotta Acquisition Corporation (the “Company”) issued an unsecured promissory note in the aggregate principal amount of $40,000 (the “Note”) to Yotta Investment LLC, the Company’s initial public offering sponsor (“Sponsor”), in exchange for Sponsor depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and matures upon the closing of a business combination by the Company.

Item 8.01 Other Events

The Company extended the business combination period to July 22, 2023, by depositing $120,000 to the trust account on June 20, 2023. The Company issued the press release filed herewith on June 21, 2023. The materials attached as Exhibit 99.1 are incorporated by reference herein. Pursuant to the terms of the Merger Agreement dated, October 24, 2022 by and among the Company, Yotta Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company, and NaturalShrimp Incorporated, a Nevada corporation, NaturalShrimp Incorporated paid one-half of the extension fee while the Company paid the other half.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated June 20, 2023
99.1	Press Release dated June 21, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2023	Yotta Acquisition Corporation

	By:	/s/ Hui Chen
	Name:	Hui Chen
	Title:	Chief Executive Officer

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